UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 28, 2008

SI International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50080	52-2127278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12012 Sunset Hills Road
8th Floor
Reston, Virginia	20190
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code:     (703) 234-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                Termination of a Material Definitive Agreement.

On July 28, 2008, SI International, Inc., a Delaware corporation (“SI International”), Arrowpoint Corporation, a Virginia corporation (“Arrowpoint”), Chris W. Small and Todd A. Weiler as Sellers’ Representative, and Chris W. Small, Todd A. Wieler, and Melody L. Davis (the “Sellers”), mutually agreed pursuant to the terms of a letter agreement to terminate the Agreement and Plan of Merger (“Merger Agreement”) entered into by SI International, Arrowpoint, and the Sellers on July 15, 2008.

The terms of the Merger Agreement provided that a merger subsidiary of SI International would have merged with and into Arrowpoint, with Arrowpoint continuing as the surviving corporation and a wholly-owned subsidiary of SI International.  The Merger Agreement required SI International to pay a purchase price of $16.0 million in cash at closing, plus an additional amount of up to $9.0 million in cash to the extent that Arrowpoint achieved certain performance objectives in 2008 and 2009.  Each of the parties to the Merger Agreement made customary representations and warranties, entered into certain covenants, including, without limitation, with respect to a $1.6 million escrow and a two-way working capital adjustment, and agreed to certain indemnification obligations.

Item 7.01                Regulation FD Disclosure.

On July 28, 2008, SI International issued a press release announcing that the Merger Agreement had been mutually terminated by the parties, which is attached hereto as Exhibit 99.1.

Item 9.01                Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.            Description

99.1                         Press Release dated July 28, 2008*

The above-referenced statements may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. The actual results of SI International, Inc. may differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties, including the following risks and uncertainties that relate specifically to the acquisition: (i) the risk that the transaction will not be consummated, including as a result of the failure of any of the conditions precedent; (ii) the risk that the Arrowpoint businesses will not be integrated successfully into SI International; (iii) the risk that the expected benefits of the acquisition may not be realized, including the realization of accretive effects from the acquisition, the ability to maintain and/or strengthen the relationships with key clients, and to maximize cross-selling opportunities; and (iv) SI International’s increased indebtedness after the acquisition.  Other non-acquisition related risks and uncertainties include: differences between authorized amounts and amounts received by SI International under government contracts; government customers’ or prime contractor’s failure to exercise options under contracts; changes in Federal government (or other applicable) procurement laws, regulations, policies and budgets; SI International’s ability to attract and retain qualified personnel; and the important factors discussed in the Risk Factors section of the annual report on Form 10-K filed by SI International with the Securities and Exchange Commission and available directly from the Commission at www.sec.gov.  SI International undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

* Included with this filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SI International, Inc.

		By:	/s/ Thomas E. Dunn
Thomas E. Dunn
Executive Vice President,
Chief Financial Officer and Treasurer

Dated:	July 30, 2008

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated July 28, 2008*

*  Included with this filing.